Exhibit 99.1

Elutia Announces Closing of BioEnvelope Business Sale to Boston Scientific Corporation for $88 Million

- Strengthened balance sheet to fully fund development and launch of NXT-41 platform -

- Biologics for breast reconstruction represents $1.5 billion U.S. total addressable market -

GAITHERSBURG, Md., October 1, 2025 — Elutia Inc. (Nasdaq: ELUT) (“Elutia” or the “Company”), a pioneer in drug-eluting biomatrix technologies, today announced the closing of the sale of its BioEnvelope business, including the EluPro™ and CanGaroo® bioenvelopes, to Boston Scientific Corporation (NYSE: BSX) for $88 million in cash.

With this closing, Elutia will leverage its proven drug-eluting biologics platform with a more concentrated focus on advancing NXT-41x, a biomatrix that directly addresses the root causes of reconstruction infections following mastectomy. NXT-41x combines excellent handling, optimal biologics, and powerful, extended antibiotic release to provide protection while supporting tissue regeneration.

“With our significantly strengthened financial position, we plan to bring NXT-41x to market in the first half of 2027,” said Dr. Randy Mills, CEO of Elutia. “We are confident we have the people, technology, and resources to reshape the breast reconstruction treatment paradigm and accelerate our path to positive cash flow. I want to thank the entire Elutia CRU for their relentless work to enable patients everywhere to thrive without compromise.”

Each year, more than 150,000 breast reconstruction procedures are performed in the U.S., and approximately one in three patients suffer serious complications. These complications often result in multiple surgeries, delays in treatment and additional health risks. With biologics accounting for 65% of implant-based costs, an improved treatment option has the potential to capture a significant share of the estimated $1.5 billion U.S. market opportunity.

About Elutia

Elutia develops and commercializes drug-eluting biomatrix products to improve compatibility between medical devices and the patients who need them. With a growing population in need of implantable technologies, Elutia’s mission is humanizing medicine so patients can thrive without compromise. For more information, visit www.Elutia.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential,” “promise” or similar references to future periods. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including any statements and information regarding the future success of new products in Elutia’s breast reconstruction business and whether the proceeds of the BioEnvelope business sale will be sufficient to develop and commercialize Elutia’s pipeline. These forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to us. Such beliefs and assumptions may or may not prove to be correct. Additionally, such forward-looking statements are subject to a number of known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied in the forward-looking statements, including, but not limited to the following: risks associated with shifting focus to our drug-eluting biomatrix solutions in the breast reconstruction area and away from our BioEnvelope business; our ability to successfully execute or achieve expected benefits from the divestiture of our BioEnvelope business; our ability to continue as a going concern; our ability to achieve or sustain profitability; risk of product liability claims and our ability to obtain or maintain adequate product liability insurance; our ability to defend against the various lawsuits related to our former FiberCel and VBM products and avoid a material adverse financial consequence; our ability to raise funds in the future in the amounts and at the times needed; our ability to manage our significant indebtedness and other obligations, such as our Revenue Interest Obligation to Ligand Pharmaceuticals Incorporated, including our ability to negotiate waivers and similar accommodations as needed; the continued and future acceptance of our products by the medical community; our ability to enhance our products, expand our product indications and develop, acquire and commercialize additional product offerings; our dependence on our commercial partners and independent sales agents to generate a substantial portion of our net sales; our dependence on a limited number of third-party suppliers and manufacturers, which, in certain cases are exclusive suppliers for products essential to our business; our ability to successfully realize the anticipated benefits of the previous sale of our Orthobiologics business; physician awareness of the distinctive characteristics, benefits, safety, clinical efficacy and cost-effectiveness of our products; our ability to compete against other companies, most of which have longer operating histories, more established products and/or greater resources than we do; pricing pressure as a result of cost-containment efforts of our customers, purchasing groups, third-party payors and governmental organizations could adversely affect our sales and profitability; our ability to obtain regulatory approval or other marketing authorizations by the U.S. Food and Drug Administration and comparable foreign authorities for our products and product candidates; and our ability to obtain, maintain and adequately protect our intellectual property rights; and other important factors which can be found in the “Risk Factors” section of Elutia’s public filings with the Securities and Exchange Commission (“SEC”), including Elutia’s Annual Report on Form 10-K for the year ended December 31, 2024, as such factors may be updated from time to time in Elutia’s other filings with the SEC, including Elutia’s Quarterly Reports on Form 10-Q, accessible on the SEC’s website at www.sec.gov and the Investor Relations page of Elutia’s website at https://investors.elutia.com. Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. Any forward-looking statement made by Elutia in this press release is based only on information currently available and speaks only as of the date on which it is made. Except as required by applicable law, Elutia expressly disclaims any obligations to publicly update any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Investors:
Matt Steinberg
FINN Partners
matt.steinberg@finnpartners.com

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